                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                             NEW PLAN REALTY TRUST
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             NEW PLAN REALTY TRUST
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- - --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                             NEW PLAN REALTY TRUST
                          1120 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

                               ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 14, 1994

                               ----------------

  The Annual Meeting of Shareholders of New Plan Realty Trust (the "Trust") will be held on Wednesday, December 14, 1994, at 10:00 a.m., New York City time, at the offices of

                               Coopers & Lybrand
                   1301 Avenue of the Americas, Second Floor
                            New York, New York 10019

for the following purposes:

  (1) To elect four Trustees; and

  (2) To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Board of Trustees has fixed October 31, 1994 as the record date for determining the shareholders entitled to receive notice of and to vote at the meeting.

  Shareholders are cordially invited to attend the meeting in person.

SHAREHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE POSTPAID ENVELOPE PROVIDED. SHAREHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON, IF THEY SO DESIRE.

                                          By Order of the Board of Trustees

                                          /s/ William Newman
                                          WILLIAM NEWMAN
                                          Chief Executive Officer and Chairman
                                           of the Board

New York, New York
November 9, 1994

                             NEW PLAN REALTY TRUST
                          1120 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036

                               ----------------

                                PROXY STATEMENT
                               ----------------

                         ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 14, 1994

  This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board") of New Plan Realty Trust, a Massachusetts business trust (the "Trust"), of proxies from the holders of the Trust's issued and outstanding Shares of Beneficial Interest, without par value (the "Common Shares"), to be used at the Annual Meeting of Shareholders to be held at the offices of COOPERS & LYBRAND, 1301 AVENUE OF THE AMERICAS, SECOND FLOOR, NEW YORK, NEW YORK 10019, ON WEDNESDAY, DECEMBER 14, 1994 AT 10:00 A.M., NEW YORK CITY TIME, and at any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and the accompanying Proxy are being mailed on or about November 9, 1994 to shareholders of record of the Trust on October 31, 1994.

  Management would appreciate if you would complete, date and sign the accompanying Proxy and return it promptly to the Trust in the enclosed envelope.

  The Board has fixed the close of business on October 31, 1994 (the "Record Date") as the record date for the determination of shareholders who are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Trust had 52,761,696 Common Shares outstanding. A majority of the outstanding Common Shares must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Each Common Share is entitled to one vote on all matters.

  Election of a Trustee will require the affirmative vote of a majority of the Common Shares as of the Record Date present in person or by proxy at the meeting and having the right to vote thereon. If a shareholder is a participant in the Trust's Distribution Reinvestment and Share Purchase Plan, the accompanying Proxy card will list the number of Common Shares registered in the participant's name under the plan.

  As of the Record Date MNOPF Trustees Limited (formerly Merchant Navy Officers Pension Fund Trustees Limited) (the "British Fund") owned 4,509,954 Common Shares, which Common Shares represent approximately 8.5% of the outstanding Common Shares; and Algemeen Burgerlijk Pensioenfonds (the "Dutch Fund") owned 5,000,000 Common Shares, or approximately 9.5% of the outstanding Common Shares (see "Security Ownership of Certain Beneficial Owners"). Pursuant to an agreement between the Trust and the Dutch Fund, the Dutch Fund has agreed to vote its Common Shares in favor of management's nominees to the Board, subject to certain conditions. Representatives of the Dutch Fund and the British Fund, which hold an aggregate of approximately 18% of the outstanding Common Shares as of the Record Date, have advised the Trust that they intend to vote in favor of the Board's nominees for Trustees. In addition, all of the current Trustees and executive officers of the Trust, beneficial holders collectively of approximately 4.9% of the outstanding Common Shares as of the Record Date, have advised the Trust that they each intend to vote in favor of the Board's nominees for Trustees.

  The Common Shares represented by all properly executed proxies returned to the Trust will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of the Board's nominees for Trustees.

As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their best judgment. Management does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Trust a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST SINCE THE DATE OF THIS PROXY STATEMENT.

                              ELECTION OF TRUSTEES

NOMINATION AND ELECTION OF FOUR TRUSTEES

  The Board currently consists of nine Trustees. The Trustees currently are divided into three classes, consisting of four members whose terms expire at this Annual Meeting, two members whose terms expire at the 1995 annual meeting of shareholders and three members whose terms expire at the 1996 annual meeting of shareholders. At the Annual Meeting, four Trustees will be elected, each to hold office for the term specified below and until his successor is elected and qualified. The terms of James Steuterman, Norman Gold and Dean Bernstein expire in 1996; and the terms of Melvin Newman and Raymond Bottorf expire in 1995. William Newman, Arnold Laubich and John Wetzler are nominees for Trustee, each to hold office for a term of three years until the annual meeting of shareholders to be held in 1997. Gregory White is a nominee for Trustee, to hold office for a term of one year until the annual meeting of shareholders to be held in 1995. Both Mr. Wetzler and Mr. White recently were elected as Trustees by the Board itself, and are now nominees for reelection pursuant to the Trust's Declaration which requires that a Trustee elected by the Board must stand for reelection at the next annual meeting of shareholders.

 Nominees for Election as Trustee

  The following individuals are nominees for election as Trustees at the Annual
Meeting:

  William Newman, age 68, has been Chairman of the Board of the Trust since 1972. He has served as President and Chief Executive Officer of the Trust's predecessor corporation, New Plan Realty Corporation, from the corporation's organization in 1961 through its reorganization into the Trust in July 1972, and has acted in such capacities for the Trust until 1988. In 1988, Mr. Newman relinquished the title of President to Arnold Laubich, but retained the office and responsibilities of Chief Executive Officer. Mr. Newman is a Certified Public Accountant, and has been actively involved in real estate for 44 years. He also is the past Chairman of the National Association of Real Estate Investment Trusts. Mr. Newman is a nominee for a three year term expiring in 1997.

  Arnold Laubich, age 64, has been a Trustee of the Trust since 1988. He has also been President and Chief Operating Officer of the Trust since August 1, 1988. From 1961 to 1972, he served as Executive Vice President of the Trust's predecessor corporation. From 1972 until 1988, Mr. Laubich was President of Dover Management Corporation, which managed the Trust's properties. Mr. Laubich is a nominee for a three year term expiring in 1997.

  John Wetzler, age 48, was appointed as Trustee in July 1994 for a term expiring at the upcoming Annual Meeting. Mr. Wetzler has been president of Nautica Retail U.S.A., Inc., a division of Nautica Enterprises,

Inc., the international men's apparel maker and marketer, since July 1994. From December 1988 to June 1994 he was the Executive Vice President of Nautica Retail U.S.A., Inc. Mr. Wetzler is a nominee for a three year term expiring in 1997.

  Gregory White, age 38, was appointed as Trustee in July 1994 for a term expiring at the upcoming Annual Meeting. Mr. White is a founding partner and managing director of Schroder Mortgage Associates in New York, New York, and has been associated with Schroder since 1992. From 1988 to 1992, he was the managing director of the Salomon Brothers Inc. real estate finance department. Mr. White is a nominee for a one year term expiring in 1995.

 Other Trustees whose Terms of Office Continue after the Annual Meeting

  Information concerning the other Trustees whose terms do not expire at the Annual Meeting is set forth below.

  Melvin Newman, age 52, has been a Trustee of the Trust since 1983. From 1972 to 1982, he was Vice President and General Counsel of the Trust. Mr. Newman is a private investor.

  Raymond H. Bottorf, age 52, has been a Trustee of the Trust since 1991. He is president and sole director of U.S. Alpha, Inc., Boston, Massachusetts, a wholly owned subsidiary of the Dutch Fund. Mr. Bottorf was named a Trustee pursuant to the Trust's agreement with the Dutch Fund which provides for a designee of the Dutch Fund to be named as one of the Board's nominees for election as Trustees (see "Security Ownership of Certain Beneficial Owners").

  Norman Gold, age 64, has been a Trustee of the Trust since its organization in 1972. He has been active in the practice of law for 40 years and a partner of the law firm Altheimer & Gray for over 31 years. He is also a trustee of Banyan Short Term Income Trust, Banyan Hotel Investment Fund and Banyan Strategic Land Trust; none of these entities are in any way related to or competitive with the Trust.

  James M. Steuterman, age 38, has been a Trustee of the Trust since 1990. He has served as Executive Vice President of the Trust since October 1994, and as Senior Vice President since 1989. Mr. Steuterman has been associated with the Trust since 1984 as a property acquisition specialist, becoming Director of Acquisitions in 1986 and a Vice President in 1988.

  Dean Bernstein, age 36, has been a Trustee of the Trust since 1992. He has served as Vice President--Administration and Finance of the Trust since October 1994, and as Vice President--Acquisitions since September 1993. From 1991 to 1993 he served as Assistant Vice President of the Trust. From 1988 to 1991, Mr. Bernstein was a Vice President in the Real Estate Group at Chemical Bank. Mr. Bernstein is the son-in-law of William Newman.

BOARD OF TRUSTEES MEETINGS

  During the Trust's fiscal year ended July 31, 1994, the Board held four quarterly meetings and three special meetings. Each meeting was fully attended by all of the then current Trustees.

BOARD COMMITTEES

  The Board has an Audit Committee and a Stock Option Committee. The Board does not have a nominating committee or a compensation committee or a committee performing the functions of a nominating or compensation committee; the Trustees perform the functions of those committees.

  The Audit Committee is composed of Messrs. Norman Gold and Raymond H. Bottorf. The Audit Committee recommends to the Board the selection of the independent auditors to be employed by the Trust, reviews generally the Trust's internal and external audit plans and the results thereof, and reviews compliance with the Trust's policy on non-audit services provided by the independent auditors. The Audit Committee met once during the fiscal year ended July 31, 1994 and all committee members attended the meeting.

  The Stock Option Committee consists of Messrs. William Newman, Norman Gold and Arnold Laubich. The Stock Option Committee administers and interprets the Trust's 1985 Incentive Stock Option Plan and 1991 Stock Option Plan and, subject to the provisions of the respective plans, selects the officers and employees who are to participate in the respective plans and determines the terms of their options, subject to Board approval. The Committee met four times during the last fiscal year and all committee members attended the meetings.

TRUSTEES' COMPENSATION

  Through June 30, 1994, the Trustees of the Trust who are not employees of the Trust each received $5,000 in annual Trustee fees and $500 per meeting. Commencing July 1, 1994, each such Trustee will receive an annual fee equal to $10,000 and $500 per meeting. No fees are paid to Trustees who are employees of the Trust. In addition, the Company reimburses the Trustees for travel expenses incurred in connection with their activities on behalf of the Trust.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. NEWMAN, LAUBICH AND WETZLER AS TRUSTEES FOR A THREE YEAR TERM EXPIRING IN 1997 AND MR. WHITE AS TRUSTEE FOR A ONE YEAR TERM EXPIRING IN 1995.

                               EXECUTIVE OFFICERS

  The following information is provided with respect to the executive officers of the Trust. Of the Trust's executive officers, each of Messrs. William Newman, Arnold Laubich, James M. Steuterman and Dean Bernstein currently is a Trustee. The Trust's executive officers serve at the discretion of the Board.

                                                                     EXECUTIVE
   NAME                               AGE          OFFICE          OFFICER SINCE
   ----                               ---          ------          -------------
William Newman.......................  68 Chairman of the Board        1961(1)
                                          and Chief Executive
                                          Officer
Arnold Laubich.......................  64 President and Chief          1988
                                          Operating Officer
Leonard N. Cancell...................  61 Senior Vice President        1988
James M. Steuterman..................  38 Executive Vice President     1989
William Kirshenbaum..................  58 Vice President and           1981
                                          Treasurer
Irwin E. Kwartler....................  67 Vice President               1982
Michael I. Brown.....................  52 Chief Financial Officer      1987
                                          and Controller
Dean Bernstein.......................  36 Vice President--             1993
                                          Administration and
                                          Finance
Steven F. Siegel.....................  34 General Counsel and          1991
                                          Secretary
Joseph Bosco.........................  45 Vice President               1993

- - --------
(1) Includes service as President and Chief Executive Officer of the Trust's predecessor, New Plan Realty Corporation.

  See "Election of Trustees" for a summary of the principal occupation and relevant business experience of each executive officer who is also a Trustee. Mr. Cancell has been the Trust's Senior Vice President for Operations since August 1988. From 1972 to 1988, Mr. Cancell was Senior Vice President of Dover Management Corp., which managed the Trust's properties. Mr. Kirshenbaum became Vice President in 1981 and was also named Treasurer of the Trust in 1983. Mr. Kwartler joined the Trust as Vice President in 1982. Mr. Brown has been Controller of the Trust since 1987 and Chief Financial Officer since 1991. Mr. Siegel joined the Trust as General Counsel and Secretary in October 1991. From 1985 to 1991, Mr. Siegel was an associate at the law firm of Miro, Miro & Weiner. Mr. Bosco became Vice President of the Trust in August 1993. From September 1992 to July 1993, Mr. Bosco was an Assistant Vice President of the Trust. From 1983 to 1992, Mr. Bosco was a Regional Property Manager of the Trust.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

  The following table sets forth certain information with respect to the cash compensation and all other compensation paid by the Trust, as well as stock options granted by the Trust to Mr. William Newman, the Trust's Chief Executive Officer, and the Trust's four most highly compensated executive officers other than the Chief Executive Officer (collectively, the "Named Officers") for the fiscal years ended July 31, 1994, 1993 and 1992:

                                                       LONG TERM
                                 ANNUAL COMPENSATION  COMPENSATION
                                 -------------------- ------------    ALL OTHER
   NAME AND PRINCIPAL              SALARY     BONUS     OPTIONS    COMPENSATION(1)
        POSITION         YEAR       ($)        ($)        (#)            ($)
   ------------------    ----    ---------- --------- ------------ ---------------
William Newman, CEO..... 1994    $  340,553 $  75,000       --        $133,568
                         1993    $  340,553       --        --        $  6,988
                         1992    $  340,553 $  75,000       --        $  6,781
Arnold Laubich,
 President.............. 1994    $  350,650 $  75,000       --        $  5,568
                         1993    $  340,553       --        --        $  6,988
                         1992    $  340,553 $  75,000       --        $  6,781
James M. Steuterman,
 Executive
 Vice President......... 1994    $  133,750 $  15,000     5,000       $  4,500
                         1993    $  116,300       --     15,000       $  3,489
                         1992    $  109,183 $  26,800    10,000       $  4,079
Steven F. Siegel,
 General Counsel and
 Secretary.............. 1994    $  121,796 $  15,000    10,000       $  4,103
                         1993    $  107,993       --     20,000       $  3,240
                         1992(2) $   76,397 $   5,000    10,000       $  1,737
Leonard Cancell, Senior
 Vice President......... 1994    $  122,277 $  12,000     5,000       $  4,028
                         1993    $  116,531       --        --        $  3,496
                         1992    $  110,385 $  11,000    10,000       $  3,642

- - --------
(1) Includes the 401(k) Plan contribution for officers and, with respect to fiscal 1994, includes $128,000 of premiums expensed for split dollar life insurance for the CEO. The annual premiums paid are $150,000. Excludes certain other personal benefits, the total value of which was less than the lesser of $50,000 or ten percent of the total salary and bonus paid or accrued by the Trust for services rendered by each officer during the fiscal year indicated.
(2) Employment Commenced October 1991.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information with respect to options granted to the Named Officers during the fiscal year ended July 31, 1994:

                                                                       POTENTIAL REALIZABLE
                                                 EXERCISE             VALUE AT ASSUMED RATES
                                   % OF TOTAL     PRICE              OF STOCK PRICE APPRECI-
          NAME           OPTIONS OPTIONS GRANTED   PER                ATION FOR OPTION TERM
          ----           GRANTED TO EMPLOYEES IN  SHARE   EXPIRATION ------------------------
                           (#)     FISCAL YEAR     ($)       DATE       5%(1)       10%(1)
                         ------- --------------- -------- ---------- ----------- ------------
James Steuterman,
 Executive
 Vice President.........  5,000       2.0%       $22.125  02/07/2001 $    45,035 $    104,952
Steven F. Siegel,
 General Counsel and
 Secretary.............. 10,000       4.1%       $20.50   07/28/2001 $    83,546 $    194,487
Leonard Cancell, Senior
 Vice President.........  5,000       2.0%       $22.25   11/22/2000 $    45,035 $    104,952

- - --------
(1) The 5% and 10% rates of appreciation were set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Trust's Common Shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

  The following table sets forth certain information with respect to the option exercises during the fiscal year ended July 31, 1994, and the unexercised options held as of the end of such fiscal year, by the Named Officers:

                                                                         VALUE OF UNEXERCISED IN-
                                                 NUMBER OF UNEXERCISED             THE-
                                                   OPTIONS AT FISCAL      MONEY OPTIONS AT FISCAL
                            SHARES     VALUE         YEAR-END (#)             YEAR-END ($)(1)
                         ACQUIRED ON  REALIZED ------------------------- -------------------------
          NAME           EXERCISE (#)   ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------ -------- ----------- ------------- ----------- -------------
William Newman, CEO.....    5,000     $82,500    260,000      390,000     $585,000     $877,500
Arnold Laubich,
 President..............      --          --     263,000      392,000     $598,875     $886,750
James M. Steuterman,
 Executive Vice
 President..............      --          --      12,000       33,000     $ 27,500     $ 55,000
Steven F. Siegel,
 General Counsel and
 Secretary..............      --          --       9,000       31,000     $  1,500     $  7,250
Leonard Cancell, Senior
 Vice President.........      --          --       4,000       11,000          --           --

- - --------
(1) Based upon a closing price per share of $21.125 on July 31, 1994.

                   TRUSTEES' REPORT ON EXECUTIVE COMPENSATION

  The Board does not have a compensation committee; thus, it is the duty of the entire Board to review compensation plans, programs and policies and to monitor the performance and compensation of executive officers, including the Named Officers, and other key employees.

  The Board has implemented compensation policies, plans and programs which seek to enhance the profitability of the Trust, and thus shareholder value, by aligning closely the financial interests of the Trust's senior managers with those of its shareholders. The Trust's overall objectives are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Trust's business strategy, to link executive and shareholder interests through performance goals and equity based plans, and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

  In furtherance of these goals, the Board has compared the Trust to a selected group of real estate investment trusts ("REITs") that compete in the Trust's shopping center and garden apartment business, which the Board believes represent the Trust's most direct competitors for executive talent. There are six REITs in that comparison group. Based on the relative size of the Trust in comparison with the peer group, the Board positions executive base salaries below the average level of base salaries paid to executive officers of the peer group. The Trust also relies on Common Share options as incentive compensation and may in the future seek to implement other long term incentive plans. Incentive compensation plans that may be developed in the future would have some relationship to corporate and individual performance in a manner that encourages a sharp and continuing focus on building profitability and shareholder value.

  The Board conducts a full review of the Trust's executive compensation program each year. This review includes a comparison of the Trust's executive compensation, corporate performance, Common Share appreciation and total return to shareholders to the peer group. The Trustees also review, on an annual basis, the selection of peer REITs used for compensation analysis. The peer group used for compensation analysis has not necessarily been the same as the peer group index in the Performance Graph included in this Proxy Statement. The Board believes that the Trust's most direct competitors for executive talents are not necessarily all of the companies that would be included in a peer group established for comparing shareholder returns.

  The key components of the Trust's executive compensation consist of base salary, annual bonus and Common Share options. The Board's policies with respect to each of these components are discussed below. In determining compensation, the Board takes into account the individual's full compensation package, including insurance and other benefits, as well as the components described below. In this regard, it should be noted that the Trust currently has a 401(k) retirement plan covering substantially all officers and employees of the Trust. The 401(k) plan permits participants to defer up to a maximum of 10% of their compensation, and the Trust may, at the discretion of the Board, make a voluntary contribution to the plan participants. For the last 401(k) plan year (1993), the contribution by the Trust was equal to 3% of the employee's eligible compensation. For the year ended July 31, 1994, the Trust's contribution to the retirement plan allocated to the Chief Executive Officer was $5,568.

BASE SALARIES

  Base salaries for executive officers are determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talents, including a comparison to base salaries for comparable positions in the peer group. The base salaries currently are intended to be fixed at the average level of base salaries paid to executive officers with comparable qualification, experience and responsibilities at other REITs in the comparison peer group.

  Annual salary adjustments will be determined by evaluating the performance of the Trust and of each executive officer, and also take into account new responsibilities, increases in pay levels of competitors, and such other matters as the Board may deem appropriate. The Board will, where appropriate, also consider non-financial performance achievements by the Trust and its employees.

  During the fiscal year ended July 31, 1994, William Newman, the Trust's Chief Executive Officer, received a base salary of $340,553, which is equal to the base salary paid to Mr. Newman in the previous fiscal year. In determining the base salary paid to Mr. Newman, the Board took into consideration his experience and stature in the real estate community, the base salaries paid to chief executive officers in the comparison peer groups, and the Company's earnings and returns on shareholder equity.

ANNUAL BONUS

  All of the Company's executive officers (including the Named Officers) are eligible for an annual cash bonus. In determining the amount of annual cash bonuses, if any, to be paid to executive officers, the Board, at the end of each fiscal year, reviews the performance of the Trust and, if appropriate, the Common Shares, during such fiscal year, and non-financial performance measures such as the respective executive's performance, effort and role in promoting the long-term strategic growth of the Trust, as well as such other matters as the Board may deem appropriate. Generally, an executive officer who is a Board member will abstain from consideration of and voting on any bonus payable to him. The Trust's Chief Executive Officer, William Newman, received an annual bonus of $75,000 for the fiscal year 1994.

SHARE OPTIONS

  Under the Trust's 1985 Incentive Stock Option Plan and the 1991 Stock Option Plan (collectively, the "Plans"), both of which were approved by shareholders, options to purchase Common Shares may be granted to the Trust's employees, including the Named Officers. The Plans are administered by the Stock Option Committee. Awards will be based, among other things, on a review of compensation data from the peer company group, information on the optionee's total compensation, the optionee's expected future contributions to the Trust's achievement of its long term performance goals and the Trust's dependency on the optionee's efforts.

  The Trust believes that significant equity interests in the Trust held by management align their interests with those of the shareholders. Common Share options generally are granted with an exercise price equal to the market price of the Common Shares on the date of grant and vest pursuant to schedules set in the grants. Generally, options are not exercisable until at least one year from the date of grant, and thereafter are exercisable only as a percentage of the total number of Common Shares covered by the options, which generally begins at 20% during the second year and increases by 20% per year thereafter, although the Board has authority to accelerate the 20% per year exercise limitation. The Board believes that the vesting schedule gives executives the incentive to create shareholder value over the long term, because the full benefit of the compensation package cannot be realized unless Common Share price appreciation occurs over a number of years. In fiscal 1994, no options were granted under the Plans to the Trust's Chief Executive Officer.

CONCLUSION

  Through the policies described above, a very significant portion of the Trust's executive compensation is linked to individual and corporate performance. However, the changes of the business cycle from time to time may result in an imbalance for a particular period.

  The foregoing report has been furnished by the Board.

November 9, 1994

    Dean Bernstein            William Newman
    Raymond H. Bottorf        James M. Steuterman
    Norman Gold               John Wetzler
    Arnold Laubich            Gregory White
    Melvin Newman

                         SHARE PRICE PERFORMANCE GRAPH

  A copy of the Performance Graph and the accompanying text (required pursuant to Section 402(1) of Regulation S-K) has been intentionally omitted in this EDGAR filing. A copy of the Performance Graph has been filed with the Securities and Exchange Commission in paper form under cover of Form SE on November 9, 1994, pursuant to Sections 304 and 311 of Regulation S-T.

TRANSACTIONS WITH TRUSTEES AND OFFICERS

  Norman Gold is a partner in the law firm of Altheimer & Gray. His firm has rendered various legal services to the Trust during the past fiscal year and is continuing to render legal services to the Trust.

  John Wetzler is the president of Nautica Retail U.S.A., Inc., affiliates of which are tenants at some of the Trust's properties.

  The following loans were made by the Trust over a number of years primarily to assist the officers in their purchase of shares of the Trust. Such loans are unsecured except as specifically noted. At July 31, 1994, Arnold Laubich, President and Chief Operating Officer, was indebted to the Trust in the aggregate amount of $575,000. The amount owed is represented by (i) a $475,000 note bearing interest at 6% per annum and due December 31, 1994, and (ii) a $100,000 demand note bearing interest at 5% per annum. At July 31, 1994, William Kirshenbaum, Vice President and Treasurer of the Trust, was indebted to the Trust in the aggregate amount of $485,235. The amount owed is represented by (i) four notes in the aggregate of $181,642, each bearing interest at 5% per annum and due July 1, 1996, (ii) a $48,343 demand note bearing interest at 5% per annum, (iii) two $8,500 demand notes bearing interest at 8.375% per annum,
(iv) a $170,000 note with interest payable at 6% and due January 1, 1997 (which is collateralized by a condominium unit), and (v) a $68,250 demand note bearing interest at 5% per annum. At July 31, 1994, Leonard Cancell, Senior Vice President, was indebted to the Trust in the aggregate amount of $349,941. The amount owed is represented by (i) an $87,750 note bearing interest at 5% per annum and due July 1, 1996, (ii) a $70,875 demand note bearing interest at 5% per annum, (iii) a $77,566 demand note with interest at 6% per annum, and (iv) a $113,750 demand note bearing interest at 5% per annum. At July 31, 1994, James M. Steuterman, Executive Vice President and Trustee, was indebted to the Trust in the aggregate amount of $341,130. The amount owed is represented by
(i) a $175,500 note bearing interest at 5% per annum and due July 1, 1996, (ii) a $68,040 demand note bearing interest at 5% per annum, (iii) a $51,960 demand note bearing interest at 6% per annum, and (iv) a $45,630 note with interest payable at 5% and due July 1, 1997. At July 31, 1994, Irwin Kwartler, a Vice President, was indebted to the Trust in the aggregate amount of $206,158. The amount owed is represented by (i) an $8,775 note bearing interest at 5% per annum and due July 1, 1996, (ii) an $83,633 demand note bearing interest at 5% per annum, and (iii) a $113,750 demand note bearing interest at 5% per annum. At July 31, 1994, Dean Bernstein, a Vice President and Trustee, was indebted to the Trust in the amount of $95,062, represented by a note bearing interest at a rate of 5% per annum. His wife, Debbie Bernstein, was indebted to the Trust in the aggregate amount of $84,613. The amount owed is represented by (i) an $18,000 demand note bearing interest at 8% per annum, (ii) a $49,613 demand note bearing interest at 5% per annum, and (iii) a $17,000 demand note bearing interest at 8.375% per annum. At July 31, 1994, Joseph Bosco, a Vice President, was indebted to the Trust in the aggregate amount of $136,786. The amount owed is represented by (i) an $8,505 demand note bearing interest at 5% per annum,
(ii) an $8,775 note bearing interest at 5% per annum and due July 1, 1996,
(iii) a $9,506 note bearing interest at 5% per annum and due July 1, 1997, (iv) a $17,000 demand note bearing interest at 8.375% per annum, (v) an $84,000 demand note bearing interest at 6% per annum, and (vi) a $9,000 demand note bearing interest at 8% per annum. At July 31, 1994, Steven F. Siegel, General Counsel and Secretary, was indebted to the Trust in the aggregate amount of $111,881. The amount owed is represented by (i) a $9,506 note bearing interest at a rate of 5% per annum and due July 1, 1997, and (ii) a $102,375 demand note bearing interest at a rate of 5% per annum.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Trust does not have a compensation committee, consequently, the Board performs the functions of such committee. However, it should be noted that the amount of compensation to be paid by the Trust to each of its trustees and officers and their terms of employment for the year ended July 31, 1994 were determined primarily by Messrs. William Newman and Arnold Laubich, each of whom serves both as a Trustee and as an executive officer of the Trust. In addition, the number of options to be granted to the Trustees and employees of the Trust under the terms of the Plans for the year ended July 31, 1994 were determined by the Plans' administrators which are Messrs. William Newman, Arnold Laubich and Norman

Gold. Nevertheless, the Trust believes that the compensation paid by it to the Trustees and officers of the Trust in the year ended July 31, 1994, including that paid to Messrs. William Newman and Arnold Laubich, is reasonable in comparison to that paid by other REITs similar to the Trust. To the Trust's knowledge, there were no other interrelationships involving the Trustees or executive officers of the Trust or compensation decisions requiring disclosure in this Proxy Statement.

             SECURITY OWNERSHIP OF TRUSTEES AND EXECUTIVE OFFICERS

  The following table sets forth as of October 31, 1994, certain information as to the beneficial ownership of the Trust's Common Shares, including Common Shares as to which a right to acquire ownership exists (for example, through the exercise of Common Share options) within the meaning of Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as to (a) the Trustees and nominees for election as Trustees, (b) the Named Officers and (c) all Trustees and executive officers as a group. As required by applicable Securities and Exchange Commission Rules, information is given with respect to the Common Shares beneficially owned by the Named Officers, but individual information with respect to beneficial ownership by each of the other executive officers of the Trust is not given.

                                         AMOUNT AND NATURE
   NAME AND BUSINESS ADDRESS(1)      OF BENEFICIAL OWNERSHIP(2) PERCENT OF CLASS
   ----------------------------      -------------------------- ----------------
William Newman.....................          1,568,245(3)            2.96%
Melvin Newman......................            693,104(4)            1.31%
Raymond H. Bottorf.................              2,000(5)              (6)
Dean Bernstein.....................             32,178(7)              (6)
Norman Gold........................             10,899                 (6)
James M. Steuterman................             30,900(8)              (6)
Arnold Laubich.....................            583,041(9)            1.10%
Leonard N. Cancell.................             61,702(10)             (6)
Steven F. Siegel...................             14,570(11)             (6)
John Wetzler.......................                700(12)             (6)
Gregory White......................              2,000(13)             (6)
All Executive Officers and Trustees
 as a Group (15 individuals).......          3,167,043               5.94%

- - --------
 (1) Unless otherwise indicated, the business address of each person is 1120 Avenue of the Americas, New York, New York 10036.
 (2) Unless otherwise indicated, the person has sole voting and investment power with respect to such Common Shares.
 (3) Includes 39,627 Common Shares owned by Mr. Newman's wife, 5,694 Common Shares held by Mr. Newman as custodian for his grandchildren and 2,500 Common Shares held by a family charitable foundation, as well as 260,000 Common Shares which Mr. Newman has the right to acquire upon exercise of share options. Mr. Newman disclaims any beneficial interest in the Common Shares held for his grandchildren and by the family charitable foundation.
 (4) Includes 23,547 Common Shares owned by Mr. Newman's wife, 51,216 Common Shares held by Mr. Newman's children and 44,500 Common Shares held by The Morris and Ida Newman Family Foundation (the "Foundation"), of which Mr. Newman is the trustee. Mr. Newman disclaims any beneficial interest in the Common Shares held by his children and the Common Shares held by the Foundation.
 (5) Represents 2,000 Common Shares which Mr. Bottorf has the right to acquire upon the exercise of share options. Does not include the 5,000,000 Common Shares owned by the Dutch Fund.
 (6) Amount owned does not exceed 1% of class.
                                                footnotes continued on next page

 (7) Includes 20,972 Common Shares owned by Mr. Bernstein's wife, 1,740 Common Shares held jointly with his wife (as to which Common Shares Mr. Bernstein shares voting and investment power), and 4,000 Common Shares which Mr. Bernstein has the right to acquire upon the exercise of share options.
 (8) Includes 1,827 Common Shares held jointly with Mr. Steuterman's wife (as to which Common Shares Mr. Steuterman shares voting and investment power), 988 Common Shares held by Mr. Steuterman as custodian for his children, and 12,000 Common Shares which Mr. Steuterman has the right to acquire upon exercise of share options.
 (9) Includes 37,749 Common Shares owned by Mr. Laubich's wife, 28,273 Common Shares held jointly with his wife (as to which Common Shares Mr. Laubich shares voting and investment power), and 13,831 Common Shares held by his wife and adult daughter jointly, as well as 263,000 Common Shares which Mr. Laubich has the right to acquire upon exercise of share options. Mr. Laubich disclaims any beneficial interest in the Common Shares held jointly by his wife and daughter.
(10) Includes 15,552 Common Shares held jointly with Mr. Cancell's wife (as to which Common Shares Mr. Cancell shares voting and investment power) and 4,000 Common Shares which Mr. Cancell has the right to acquire upon exercise of share options.
(11) Includes 9,000 Common Shares which Mr. Siegel has the right to acquire upon the exercise of share options.
(12) Includes 500 Common Shares owned by Mr. Wetzler's wife.
(13) Represents 1,000 Common Shares held jointly with his wife (as to which Common Shares Mr. White shares voting and investment power) and 1,000 Common Shares held by Mr. White as custodian for his children.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth information regarding the beneficial ownership of the Common Shares, including Common Shares as to which a right of ownership exists (for example, through the exercise of Common Share options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by persons known by the Trust to own beneficially more than five percent of the Common Shares outstanding as of October 15, 1994:

                               AMOUNT AND NATURE
NAME AND BUSINESS ADDRESS  OF BENEFICIAL OWNERSHIP(1) PERCENT OF CLASS
- - -------------------------  -------------------------- ----------------
MNOPF Trustees Limited..           4,509,954                8.5%
 Ashcombe House
 The Crescent
 Leatherhead, Surrey
 England
Algemeen Burgerlijk                5,000,000                9.5%
 Pensioenfonds..........
 Oude Lindestraat 70
 Correspondentieadres,
 postbus 2980,
 6401 DL Heerlen
 The Netherlands

- - --------
(1) Unless otherwise indicated, the person has the sole voting and investment power with respect to such Common Shares.

  William, Joseph and Melvin Newman entered into a shareholders agreement providing each brother with a first refusal right to purchase Common Shares in the event of a proposed transfer of Common Shares by any brother to someone other than an immediate family member. Each of the brothers also agreed to vote his Common Shares for the reelection of each other as Trustee. Common Shares transferred among immediate family members will remain subject to the agreement. Joseph Newman died in March 1993. The Trust expects the Estate of Joseph Newman to abide by this agreement.

  The Dutch Fund has agreed that until December 24, 2001, it will vote its Common Shares in favor of management's nominees to the Board. The Dutch Fund's agreement requires that a specified degree of continuity exist in the Trust's management. Additionally, the Trust has agreed to include among management's nominees to the Board up to two persons designated by the British Fund so long as the British Fund owns at least 20% of the Trust's outstanding Common Shares (on the Record Date, the British Fund's ownership percentage was approximately 8.5% of the outstanding Common Shares) and one person designated by the Dutch Fund so long as the Dutch Fund owns at least 9.9% of the outstanding Common Shares. Mr. Bottorf has been so designated by the Dutch Fund.

  Pursuant to an agreement between the Trust and the British Fund, and the agreement between the Trust and the Dutch Fund, the Funds have agreed that, until December 24, 2001 and January 10, 2006, respectively, they will not acquire Common Shares which would bring their holdings in excess of 25% and 15%, respectively, of the outstanding Common Shares, provided that a degree of continuity exists in the Trust's management. The continuity requirement in the British Fund agreement provides that at least one of William Newman, Melvin Newman or Arnold Laubich shall be a Trustee and key executive officer of the Trust. The continuity requirement in the Dutch Fund agreement provides that a majority of the Trust's Board shall consist of "Continuing Trustees" (who are defined as Trustees who either were Trustees on January 10, 1991 or whose nomination at any time thereafter is approved by a majority of Continuing Trustees) and that a majority of the Trust's executive officers consist of officers who have been executive officers for at least two years or who are elected to their office by a majority of Continuing Trustees. The Dutch Fund has also agreed that except under certain specified circumstances it will not sell or transfer any of its Common Shares without the Trust's consent prior to January 10, 2001.

  In the event the Trust issues additional Common Shares for cash at a time when the British Fund owns at least 20% of the outstanding Common Shares and the Dutch Fund owns at least 9.9% of the outstanding Common Shares, each such fund has the right to maintain its respective percentage of ownership in the Trust by purchasing from the Trust additional Common Shares at the same price as was paid by such purchaser, less an amount equal to underwriter's commissions, if any.

  The Dutch Fund also has agreed that so long as the degree of continuity is maintained it will vote its Common Shares in the manner recommended by the Trust's Board on any proposal presented by the Board to the Trust's shareholders until January 10, 1996 (unless such vote would adversely affect the Dutch Fund's Common Shares other than pro rata in proportion to all of the Trust's outstanding Common Shares).


                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires that the Trust's officers and Trustees, and persons who own more than 10% of a registered class of the Trust's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Trustees and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish the Trust with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Trust believes that, during the fiscal year ended July 31, 1994, all Section 16 filing requirements applicable to its officers, Trustees and greater than 10% beneficial owners were complied with, other than the following late filings: (i) a Form 3 filing in connection with the commencement of Joseph Bosco's employment, in August 1993, as an executive officer of the Trust; (ii) a Form 4 filing by William Newman in connection with the termination, in September 1993, of his indirect beneficial ownership of Common Shares of the Foundation; (iii) a Form 4 filing by Melvin Newman in connection with his assumption, in September 1993, of indirect beneficial ownership of Common Shares of the Foundation; and (iv) a Form 4 filing by Melvin Newman in connection with the acquisition, in December 1993, of Common Shares by the Foundation.

                             SHAREHOLDER PROPOSALS

  Any proposal which a shareholder intends to present at the Trust's 1995 Annual Meeting of Shareholders must be received by the Trust no later than July 12, 1995 in order to be included in the Trust's Proxy Statement and form of Proxy relating to that meeting.

                        FINANCIAL AND OTHER INFORMATION

  The Trust's Annual Report for the fiscal year ended July 31, 1994, including financial statements, is being sent to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation materials.

                                 OTHER MATTERS

  The Trust's independent auditors for the current fiscal year are Coopers & Lybrand, who were engaged by the Trust on July 12, 1990 to act as independent auditors for the Trust for the fiscal year ended July 31, 1990, and have continued as auditors thereafter.

  A representative of Coopers & Lybrand is expected to be in attendance at the Annual Meeting. The representative will have the opportunity to make a statement, if he or she desires to do so, and the Trust has been advised that the representative will be available to respond to appropriate questions of the shareholders.

  A copy of the Trust's Annual Report on Form 10-K will be sent without charge to shareholders requesting the same in writing. Any such request should be made to New Plan Realty Trust, 1120 Avenue of the Americas, New York, New York 10036, Attention: Steven F. Siegel, Esq.

                            SOLICITATION OF PROXIES

  The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed Proxy is to be borne by the Trust.

  In addition to the solicitation of Proxies by use of the mails, the Trust may utilize the services of some of its officers and regular employees (who will not be specifically compensated for such services) to solicit Proxies personally and by telephone or telegraph with shareholders or their personal representatives. The Trust may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of Proxies, and will reimburse such persons for their expenses in so doing.

                                          By Order of the Board of Trustees

                                          WILLIAM NEWMAN
                                          Chief Executive Officer and Chairman
                                           of the Board

November 9, 1994

PROXY


                            NEW PLAN REALTY TRUST

          Proxy for Annual Meeting of Shareholders December 14, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


        The undersigned hereby appoints Leonard Cancell and Joel Crystal, and each of them, as attorney-in-fact and proxy with full power of substitution to represent the undersigned and to vote all of the undersigned's Shares of Beneficial Interest in the Trust at the Annual Meeting of Shareholders to be held at the offices of Coopers & Lybrand, 1301 Avenue of the Americas, Second Floor, New York, New York at 10:00 in the morning on December 14, 1994, and at any adjournment thereof. Said attorney-in-fact and proxy is instructed to vote as designated on the reverse side.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                SEE REVERSE SIDE

[X] Please mark
    votes as in
    this example.

1. Electing four Trustees.

NOMINEES: John Wetzler, Gregory White, William
          Newman and Arnold Laubich

          [_]   FOR     [_] WITHHELD
                ALL         FROM ALL
              NOMINEES      NOMINEES

    FOR EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

[_] _______________________________________________________

(Please sign exactly as your name or names appear hereon. Where shares are held jointly both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.)

2. In their judgment, upon such other matters as may properly come before the meeting.

   The attorney-in-fact and proxy shall vote the
   undersigned's shares as specified hereon, or, where
   no choice is indicated, the undersigned's vote will
   be cast FOR each of the matters hereon.
           ---

     NOTE: PLEASE COMPLETE THIS PROXY AND
             MAIL TO US PROMPTLY

      MARK HERE  [_]     MARK HERE  [_]
     FOR ADDRESS        IF YOU PLAN
      CHANGE AND         TO ATTEND
     NOTE AT LEFT       THE MEETING

Signature______________________ Date___________

Signature______________________ Date___________